Exhibit 99.1

NEWS RELEASE

MRV REPORTS FOURTH QUARTER AND YEAR END 2003 FINANCIAL RESULTS

Chatsworth, CA — February 5, 2004 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of scalable network infrastructure equipment and optical components for metro and Fiber-to-the-Premises solutions, today reported its results for the fourth quarter and annual periods ended December 31, 2003.

Net loss for the fourth quarter of fiscal 2003 was $4.9 million, or $0.05 per share, compared to a net loss of $17.4 million, or $0.18 per share, for the fourth quarter of 2002 and a net loss of $5.9 million, or $0.06 per share, for the third quarter of 2003. Revenues for the fourth quarter of fiscal 2003 were $72.0 million compared to $67.7 million for the fourth quarter of last year, and $56.8 million for the third quarter 2003.

Net loss for fiscal 2003 was $27.0 million, or $0.26 per share, compared with a net loss of $479.8 million, or $5.25 per share, for the year ended December 31, 2002. Revenues for the year ended December 31, 2003 were $241.8 million, compared with $252.5 million for the year ended December 31, 2002. Revenues for the year ended December 31, 2002 included $17 million from the company’s divested passive component division.

Noam Lotan, MRV’s president and CEO, commented, “Q4 was a strong quarter for MRV and our industry. Overall revenues grew 27% sequentially. We grew in North America, with revenues up 21%, and enjoyed seasonal strength in Europe, with revenues up 30%. Our operating loss was cut in half from the previous quarter, and the bottom line continues to improve. We are encouraged with the current business climate and the near term growth prospects for MRV. As metro Ethernet continues to gain acceptance, MRV sees more potential for growth. MRV is at the leading edge of implementing the new industry standards for Ethernet service delivery and the emergence of these Services represents an excellent opportunity for us.”

Financial Highlight Presentation
A financial highlight and overview will be available in conjunction with the fourth quarter 2003 Teleconference and webcast discussed below. This presentation can be downloaded at http://www.mrv.com/investor/quarterly_center.php after 4:30 p.m. Eastern/1:30 p.m. Pacific time on Thursday, February 5, 2004.

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MRV Communications, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended

	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2003	2002	2003	2002

Net revenue	$71,952	$67,654	$241,844	$252,532
Cost of goods sold	50,710	42,361	167,754	169,566

Gross profit	21,242	25,293	74,090	82,966
Operating costs and expenses:
Product development and engineering	7,258	7,632	30,972	49,358
Selling, general and administrative	17,436	20,823	62,868	90,047
Amortization of intangibles	8	54	33	140
Impairment loss on long-lived assets	—	522	—	17,038
Impairment loss on goodwill and other intangibles	—	—	356	72,697

Total operating costs and expenses	24,702	29,031	94,229	229,280

Operating loss	(3,460)	(3,738)	(20,139)	(146,314)
Other expense, net	450	13,137	6,380	23,465

Loss before minority interest, provision for taxes, extraordinary gain, and cumulative effect of an accounting change	(3,910)	(16,875)	(26,519)	(169,779)
Minority interest	(21)	85	58	230
Provision for taxes	1,028	484	2,361	13,395

Loss before extraordinary gain and cumulative effect of an accounting change	(4,917)	(17,444)	(28,938)	(183,404)
Extraordinary gain, net of tax	—	—	1,950	—
Cumulative effect of an accounting change	—	—	—	(296,355)

Net loss	$(4,917)	$(17,444)	$(26,988)	$(479,759)

Earnings per share:
Basic and diluted loss per share:
Loss before extraordinary gain and cumulative effect of an accounting change	$(0.05)	$(0.18)	$(0.28)	$(2.01)
Extraordinary gain, net of tax	$—	$—	$0.02	$—
Cumulative effect of an accounting change	$—	$—	$—	$(3.24)
Net loss	$(0.05)	$(0.18)	$(0.26)	$(5.25)
Weighted average number of shares:
Basic and diluted	104,747	95,811	102,022	91,421

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MRV Communications, Inc.

Balance Sheets

(In thousands)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$88,706	$100,618
Short-term marketable securities	5,221	11,738
Time deposits	1,411	2,789
Accounts receivable, net	57,297	50,965
Inventories	35,799	32,695
Other current assets	5,379	11,283

Total current assets	193,813	210,088
Property and equipment, net	25,416	35,169
Goodwill	29,965	29,740
Intangibles	102	135
Long-term marketable securities	1,705	1,447
Deferred income taxes	2,594	2,637
Investments	3,063	3,063
Other assets	1,938	2,524

	$258,596	$284,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$2,905	$7,393
Convertible subordinated notes	—	32,418
Accounts payable	50,644	41,308
Accrued liabilities	25,523	31,542
Deferred revenue	3,754	3,950
Other current liabilities	2,936	2,289

Total current liabilities	85,762	118,900
Long-term debt	200	390
Convertible notes	23,000	—
Other long-term liabilities	4,215	3,666
Minority interest	5,291	7,371
Commitments and contingencies
Stockholder’s equity	140,128	154,476

	$258,596	$284,803

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Lotan and Mr. Gonen relating to the competitive environment in 2004 and the Company’s expectations of future success in achieving its objectives. Any forward-looking statements in this press release are subject to a number of risks and uncertainties, including the strength of the overall economy and the high-technology market in particular, competition, product development efforts, and acceptance of MRV Communications’ current and future products. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent SEC reports available free of charge from MRV Communications at www.mrv.com or from the SEC at www.sec.gov. MRV Communications, Inc. assumes no obligation to update the forward-looking statements contained in this press release.

Simultaneous Webcast and Teleconference Information
MRV Communications, Inc. will host a teleconference at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time on Thursday, February 5, 2004 to discuss fourth quarter and year end 2003 results. To participate via telephone, the dial-in number is 617-801-9702, access code 42252516. Please call ten minutes prior to the scheduled conference call time. For live webcasting, please go to the MRV Web site at http://www.mrv.com/investor/quarterly_center.php .

Replay Information
A replay of the call will be available on the company’s website, beginning at 8:00 p.m. Eastern Time/5:00p.m. Pacific Time, February 5, 2004, at http://www.mrv.com/investor/quarterly_center.php . In addition, a replay will be available by phone from 8:00 pm Eastern Time, February 5, 2004 to 8:00 pm Eastern Time, February 7, 2004 at 617-801-6888, access code 87311223.

Transcript of Mr. Lotan and Mr. Gonen’s Teleconference Discussion
A transcript of Mr. Lotan and Mr. Gonen’s Teleconference discussion will be available on MRV’s website at http://www.mrv.com/investor/quarterly_center.php         , beginning at 8:00 p.m. Eastern Time/5:00 p.m. Pacific Time on Thursday, February 5, 2004.

About MRV Communications, Inc.
MRV provides network infrastructure equipment and services, and optical components. The Company conducts its business along three principal segments: the networking group, the optical components group and development stage enterprises. MRV’s networking group provides equipment used by commercial customers, governments and telecommunications service providers, and include switches, routers, network physical infrastructure equipment and remote device management equipment as well as specialized networking products for defense and aerospace applications. MRV’s optical components group designs, manufactures and sells optical communications components, primarily through its wholly owned subsidiary LuminentOIC, Inc. These components include components for Fiber-to-the-Home, or FTTH, applications, fiber optic transceivers, and CWDM applications. The Company markets and sells its products worldwide, through a variety of channels, which include a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as MRV products. Such specialization enhances access to customers and allows the Company to penetrate targeted vertical and regional markets. For more information, call MRV at 818/773-0900 or visit our websites at www.mrv.com and www.LuminentOIC.com .

Investor Relations Contact
Diana L. Hayden, 818-886-6782, ir@mrv.com